UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2013

Microsoft Corporation

(Exact name of registrant as specified in its charter)

Washington	0-14278	91-1144442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Microsoft Way Redmond, WA		98052
(Address of principal executive offices)		(Zip Code)

(425) 882-8080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Effective September 21, 2013 the Compensation Committee of the Board of Directors of Microsoft Corporation (the “Company”) approved the Senior Executive Severance Benefit Plan (the “Severance Plan”) as an additional measure to help ensure continuity of key leaders by providing to designated executives who participate in the Company’s Executive Incentive Program a severance benefit if they are terminated without cause. This benefit consists of (i) a severance payment equal to one-times annual base salary plus target annual cash award, (ii) pro-rata payment of the executive’s annual cash award, (ii) vesting in a pro-rata portion of stock awards that would otherwise vest in the 12 months after termination of employment, (iv) six months of continued health care premiums under COBRA and (v) twelve months of outplacement assistance. There is no change-in-control provision in the Severance Plan. To receive the severance benefit, the executive is required to execute a separation agreement that includes a release of claims, confidentiality and non-disparagement provisions, and twelve-month non-compete/non-solicitation restrictions.

This summary is qualified by the text of the Severance Plan, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.22	Senior Executive Severance Benefit Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORP.
(Registrant)

By:	/s/ John A. Seethoff
John A. Seethoff
Assistant Secretary

Date: September 26, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.22	Senior Executive Severance Benefit Plan